This Trust Preferred Securities Certificate is a Book-Entry Trust
Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Trust Preferred Securities Certificate is exchangeable for Trust Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Trust Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to BNY Capital II or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER                         NUMBER OF TRUST PREFERRED SECURITIES

  TPCII-1                                                8,000,000

                               CUSIP NO. 096564208

                CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                                 BNY CAPITAL II

                   7.80% TRUST PREFERRED SECURITIES, SERIES C
              (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)


         BNY Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Eight Million (8,000,000) Trust Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the BNY Capital II 7.80% Trust Preferred Securities, Series C (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of June 5, 1997, as the same may be amended from time to time (the "Trust Agreement"), among The Bank of New York Company Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Bank of New York Company, Inc., a New York corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of June 5, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Trust Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         All capitalized terms used but not defined in this Trust Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 5th day of June, 1997.

                                              BNY CAPITAL II


                                              By: /s/ Robert E. Keilman
                                                  ---------------------
                                                  Robert E. Keilman
                                                  Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security to:



_______________________________________________________________________________
        (Insert assignee's social security or tax identification number)


_______________________________________________________________________________

_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints_______________________________________________________

_______________________________________________________________________________


agent to transfer this Trust Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.


Date: ________________


Signature: ____________________________________________________________________
          (Sign exactly as your name appears on the other side of this
                          Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         This Trust Preferred Securities Certificate is a Book-Entry Trust Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Trust Preferred Securities Certificate is exchangeable for Trust Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Trust Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to BNY Capital II or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NUMBER                         NUMBER OF TRUST PREFERRED SECURITIES

  TPCII-2                                               8,000,000

                               CUSIP NO. 096564208

                CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                                 BNY CAPITAL II

                   7.80% TRUST PREFERRED SECURITIES, SERIES C
              (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)


         BNY Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Eight Million (8,000,000) Trust Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the BNY Capital II 7.80% Trust Preferred Securities, Series C (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of June 5, 1997, as the same may be amended from time to time (the "Trust Agreement"), among The Bank of New York Company Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Bank of New York Company, Inc., a New York corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of June 5, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Trust Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         All capitalized terms used but not defined in this Trust Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 5th day of June, 1997.

                                                BNY CAPITAL II


                                                By: /s/ Robert E. Keilman
                                                    ---------------------
                                                    Robert E. Keilman
                                                    Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security to:


_______________________________________________________________________________
        (Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints_______________________________________________________

_______________________________________________________________________________

agent to transfer this Trust Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.


Date: ________________


Signature: ____________________________________________________________________
          (Sign exactly as your name appears on the other side of this
                          Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.